Exhibit 10.15

Employment Agreement

Employer Name: Ningbo Dragon International Trading Co., Ltd.
Employee Name: David Wu
Stamped by Ningbo Bureau of Labor and Social Security

Employer Information

Name: Ningbo Dragon International Trading Co., Ltd.
Address: No. 201, Guangyuan Road, District C, Investment Pioneering Park Jiangbei, Ningbo, China
Ownership Type: Foreign-owned enterprise
Legal Representative: David Wu

Employee Information
Name: David Wu
Gender: Male
Education: Bachelor Degree
ID #: 330203700701241
Home Address: 15A Furongge Unit, Central Garden, Ningbo City, China

Article 1. Agreement Period

This employment agreement commences from January 1, 2007 and expires on December 31, 2011.

Article 2. Job Category

The employee is engaged in the function of company management.

Article 3. Compensation

The employee is paid a base salary of RMB10,000 monthly (approximately $ 1,321) in cash.

The employee is entitled to bonus, overtime compensation, and allowance. The amount is determined at strict discretion of management.

Article 4. Working Hour

The employee works in a fix working schedule. The employee has at least one day off every week. The employee should not work overtime more than one hour daily. When it is necessary, the employee works overtime for longer hours but not more than three hours daily. The employee should not work overtime more than 36 hours totally per month.

The employee is entitled to annual vacation granted by state and provincial (local) government.

Article 5. Agreement Termination

This employment agreement is terminated under either of the following circumstances:
1.	The agreement is expired or the agreed-on circumstance resulting in termination occurs.
2.	Retirement of the employee.
3.	Death of the employee.

Article 6. Agreement Renewal

At least on thirty days before expiration, the employer should give the employee the written notification of the intention to renew or terminate employment. If both parties agree to renew the agreement, the related paperwork should be completed before the current agreement expires.

Article 7. Labor Dispute

If labor dispute occurs between the employer and the employee, both parties should negotiate or apply to the company’s labor dispute mediation committee for solution. If the dispute still cannot be resolved, the parties can apply to the company’s labor dispute arbitration committee for settlement.

Signature

Representative of the Employer: Kejia Zhang

/s/ Kejia Zhang

The Employee: David Wu
/s/ David Wu

Signing Date: January 1, 2007